UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2010
BIODEL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33451	90-0136863

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

100 Saw Mill Road Danbury, Connecticut	06810

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (203) 796-5000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Director
     On June 2, 2010, David Kroin resigned from the board of directors of Biodel Inc. (the “Company”).
Election of Director
     On June 3, 2010, the Company issued a press release (the “Press Release”) announcing the election of Donald Casey Jr. to its board of directors on June 2, 2010. Mr. Casey filled the vacancy created by the resignation of Mr. Kroin. He has been named a member of the audit committee.
     As a result of his election, Mr. Casey has been granted options to purchase 25,000 shares of the Company’s common stock pursuant to the Company’s stock incentive plan. Such options will vest in twelve equal monthly installments on the last day of each month beginning on the date of grant.
     A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIODEL INC.
Date: June 8, 2010	By:	/s/ Gerard Michel
Gerard Michel
Chief Financial Officer